                                                                       EXHIBIT 2

                                ESCROW AGREEMENT

         ESCROW AGREEMENT, effective as of the 20th day of October, 1999, by and among certain of the shareholders listed on Exhibit A to this Escrow Agreement (the "Shareholders" or "Shareholder") of PENTASTAR COMMUNICATIONS, INC., a Delaware corporation, (the "Company"), SCHNEIDER SECURITIES, INC. (the "Representative") and AMERICAN SECURITIES TRANSFER & TRUST, INC. (the "Escrow Agent").

         WHEREAS, the Shareholders are the record and beneficial owners of certain of the Company's $0.0001 par value common stock ("Common Stock") all as more fully reflected on Exhibit A to this Escrow Agreement;

         WHEREAS, the Company and the Representative of the several underwriters (the "Underwriters") intend to enter into an underwriting agreement (the "Underwriting Agreement") pursuant to which the Company will sell Common Stock in a public offering pursuant to the registration provisions of the Securities Act of 1933, as amended (the "1933 Act");

         WHEREAS, as a condition to closing the proposed public offering of the Company (the "Offering"), the Representative has required the Shareholders to deposit an aggregate of 200,000 shares of Common Stock owned by such Shareholders in Escrow with the Escrow Agent as reflected on Exhibit A (the "Escrow Shares"); and

         WHEREAS, the Shareholders wish to deposit the Escrow Shares in Escrow in order to fulfill the requirements of the Underwriting Agreement.

         NOW, THEREFORE, in consideration of the premises and of the mutual covenants, terms and conditions hereinafter set forth, the parties to this Escrow Agreement agree as follows:

         SECTION 1. DESIGNATION AND DEPOSIT OF ESCROW SHARES.

                  a. The Escrow Shares to be deposited in Escrow pursuant to this Escrow Agreement consist of 200,000 shares of Common Stock of the Company and are owned of record as of the date of this Escrow Agreement by the Shareholders identified on Exhibit A.

                  b. On the date on which the Securities and Exchange Commission declares the Company's Registration Statement on Form SB-2 (Reg. No. 333- 85281) effective under the 1933 Act (the "Effective Date"), the Shareholders shall deliver to the Escrow Agent any and all certificates representing the Escrow Shares and a stock power endorsed in blank with a medallion guarantee. Promptly after the Effective Date, the Escrow Agent shall deliver a receipt therefor and, if requested by a Shareholder, a new certificate representing each

         Shareholder's shares of Common Stock represented by the certificates delivered but which are not subject to this Escrow Agreement.

         SECTION 2. TITLE OF ACCOUNT. All certificates representing the Escrow Shares delivered to the Escrow Agent pursuant to this Agreement shall be deposited on the Effective Date by the Escrow Agent in an account designated substantially as follows: "PentaStar Communications, Inc. Escrow Share Account" (the "Escrow Account").

         SECTION 3. TRANSFER OF ESCROW SHARES DURING ESCROW PERIOD.

                  a. During the Escrow Period (as defined below) none of the Escrow Shares deposited in the Escrow Account shall be sold, pledged, hypothecated or otherwise transferred or delivered out of the Escrow Account except:

                                    i.  transfers by operation of law; and

                                    ii. transfers of ownership of certificates
                  representing the Escrow Shares, certificates for which have been deposited to the Escrow Account, shall remain subject to the restrictions imposed hereby, including those persons, if any, who become holders, by any means provided herein, of the Escrow Shares during the Escrow Period.

         SECTION 4. DURATION OF ESCROW PERIOD.

                  a. The Escrow Period shall commence on the Effective Date and shall terminate on the earlier of the date on which all Escrow Shares have been returned to the Shareholders pursuant to Sections 6(a), 6(b), 6(c) or 6(d) below.

                  b. This Agreement shall be of no force or effect in the event the Underwriting Agreement is not executed on the Effective Date in accordance with its terms.

         SECTION 5. RECEIPT OF DISTRIBUTIONS AND DIVIDENDS. During the term of the Escrow Period, if the Company issues any distributions, dividends, rights or other property with respect to the Common Stock, then, in such event, the Company shall be authorized to send evidence of such distributions, dividends, rights or other property directly to the Escrow Agent, which is hereby authorized to hold and retain possession of all such evidences of distributions, dividends, rights or other property until termination of the Escrow Period in accordance with Section 6 below. In the event the Escrow Shares are distributed to the Shareholders pursuant to Sections 6(a), 6(b), 6(c), 6 (d), 6(e) or 6(f) below, then the Escrow Agent will distribute evidences of such distributions, dividends, rights, or other property in the form the Escrow Agent received such distributions, dividends, rights or other property from the

Company. If the Company recapitalizes, splits or combines its shares, such shares shall be substituted, on a pro rata basis for the Escrow Shares. The Company will notify the Escrow Agent of the occurrence of the events listed in this section.

         SECTION 6. RELEASE AND DELIVERY OF ESCROW SHARES.

                  a. In the event the Escrow Agent receives written notice from the Representative and the Company confirming that the Company had pro forma (based on a full 12-month period for all acquired operations, giving effect to such acquisitions as if they had occurred on the first day of fiscal year 2000 and giving retroactive effect for the period from the first day of fiscal year 2000 to the date of acquisition to prospective changes to salaries, bonuses, benefits, lease payments and other expenses in a manner consistent with that used in the preparation of the Unaudited Pro Forma Condensed Combined Financial Information of the Company set forth in the prospectus used in connection with the Offering) diluted earnings per share of $0.50 in fiscal year 2000, the Escrow Agent shall return to each Shareholder a certificate for its share of the Escrow Shares as are listed on Exhibit A. The Escrow Agent shall return the Escrow Shares only to the entity named as the holder of record in Exhibit A to this Escrow Agreement, as modified by any transfers made pursuant to Section 3 above.

                  b. In the event the Escrow Agent receives written notice from the Representative and the Company confirming the Company had pro forma (based on a full 12-month period for all acquired operations, giving effect to such acquisitions as if they had occurred on the first day of fiscal year 2001 and giving retroactive effect for the period from the first day of fiscal year 2001 to the date of acquisition to prospective changes to salaries, bonuses, benefits, lease payments and other expenses in a manner consistent with that used in the preparation of the Unaudited Pro Forma Condensed Combined Financial Information of the Company set forth in the prospectus used in connection with the Offering) diluted earnings per share of $1.25 in fiscal year 2001, the Escrow Agent shall return to each Shareholder a certificate for its share of the Escrow Shares as are listed on Exhibit A. The Escrow Agent shall return each certificate only to the entity named as the holder of record in Exhibit A hereto, as modified by any transfers made pursuant to Section 3 above.

                  c. In the event the Escrow Agent receives written notice from the Representative and the Company confirming that the Company has been merged or consolidated, or has executed a share exchange, with another company which is the survivor to the transaction or in which the stockholders of the Company own less than 50% of the outstanding capital stock of the surviving entity, or that the Company has sold all or substantially all of its assets and the relevant transaction was approved by the holders of a majority of the Company's outstanding voting securities exclusive of the Escrow Shares held hereunder, the Escrow Agent shall contemporaneously with the closing of any such transaction return to each Shareholder a certificate for its share of the Escrow Shares as are listed on Exhibit A. The Escrow Agent shall return each certificate only to the person named as the holder of record in Exhibit A hereto, as modified by any transfers made pursuant to Section 3 above.

                  d. In the event none of the criteria for release specified in subparagraphs (a), (b) or (c) above is reached by the Company, the Escrow Shares shall remain in the Escrow Account until a date that is seven years from the Effective Date. Upon termination of the Escrow Period pursuant to the provisions of this Section 6(d), the Escrow Agent shall, as promptly as possible, return to each Shareholder a certificate for its share of the Escrow Shares as are listed on Exhibit
         A. The Escrow Agent shall return each certificate only to the person named as the holder of record in Exhibit A hereto, as modified by any transfers made pursuant to Section 3 above.

                  e. At such time as the Escrow Agent shall have returned all Escrow Shares as provided in this Section, the Escrow Agent shall be discharged completely and released from any and all further liabilities and responsibilities under this Escrow Agreement.

                  f. The determination of the criteria described above shall be solely the responsibility of the Company and the Representative, and the Escrow Agent shall have no liability or responsibility therefor.

         SECTION 7. VOTING RIGHTS. During the Escrow Period, each Shareholder, or any transferee receiving all or a portion of the Escrow Shares of such Shareholder pursuant to Section 3 of this Escrow Agreement, shall have the right to vote such Escrow Shares (to the extent the Escrow Shares have voting rights) in the Escrow Account at any and all shareholder meetings without restriction.

         SECTION 8. LIMITATION OF LIABILITY OF ESCROW AGENT. In acting pursuant to this Escrow Agreement, the Escrow Agent shall be protected fully in every reasonable exercise of its discretion and shall have no obligation hereunder to either the Shareholders or to any other party except as expressly set forth herein. In performing any of its duties hereunder, the Escrow Agent shall not incur any liability to any person for any damages, losses or expenses, except for willful default or negligence and it shall, accordingly, not incur any such liability with respect to (1) any action taken or omitted in good faith upon advice of its counsel, counsel for the Company or counsel for the Representative given with respect to any question relating to the duties and responsibilities of the Escrow Agent under this Agreement, and (2) any action taken or omitted in reliance upon any instrument, including written notices provided for herein, not only to its due execution and validity and effectiveness of its provisions, but also to the truth and accuracy of any information contained therein, which the Escrow Agent shall in good faith believe to be genuine, to have been signed and presented by a proper person or persons and to be in compliance with the provisions of this Agreement.

         SECTION 9. INDEMNIFICATION. The Company, the Representative and the Shareholders shall indemnify and hold harmless the Escrow Agent against any and all losses, claims, damages, liabilities and expenses, including reasonable costs of investigation and counsel fees and disbursements, which may be imposed upon the Escrow Agent or incurred by the Escrow Agent in connection with its acceptance of appointment as Escrow Agent or the performance of its duties hereunder, including any litigation arising from this Escrow Agreement or involving the subject matter of this Escrow Agreement.

         SECTION 10. PAYMENT OF FEES. The Company shall be responsible for all reasonable fees and expenses of the Escrow Agent incurred by it in the course of performing under this Escrow Agreement.

         SECTION 11. CHANGE OF ESCROW AGENT. In the event the Escrow Agent notifies the Company and the Representative that its acceptance of the duties of Escrow Agent has been terminated by the Escrow Agent, or in the event the Escrow Agent files for protection under the United States Bankruptcy Code or is liquidated or ceases operations for any reason, the Company and the Representative shall have the right to jointly designate a replacement Escrow Agent who shall succeed to the rights and duties of the Escrow Agent hereunder. Any such replacement Escrow Agent shall be a trust or stock transfer company experienced in stock transfer, escrow and related matters and shall have a minimum net worth of $5 million. Upon appointment of such successor Escrow Agent, the Escrow Agent shall be discharged from all duties and responsibilities hereunder.

         SECTION 12. NOTICES. All notices, demands or requests required or authorized hereunder shall be deemed given sufficiently if in writing and sent by registered mail or certified mail, return receipt requested and postage prepaid and by facsimile or cable:

         In the case of the Representative to:

                  Schneider Securities, Inc.
                  The Chancery
                  1120 Lincoln Street, Suite 900
                  Denver, Colorado  80203
                  Attention:  Thomas J. O'Rourke, President

         With a copy to (which shall not constitute notice):

                  Robert W. Walter, Esq.
                  Berliner Zisser Walter & Gallegos, P.C.
                  One Norwest Center, Suite 4700
                  1700 Lincoln Street
                  Denver, Colorado  80203-4547

         In the case of the Escrow Agent to:

                  American Securities Transfer & Trust, Inc.
                  12039 West Alameda Parkway, Suite Z-2
                  Lakewood, Colorado  80228
                  Attn:  Corporate Trust Department

         In the case of the Company to:

                  PentaStar Communications, Inc.
                  1522 Blake Street
                  Denver, Colorado  80202

         With a copy to (which shall not constitute notice):

                  B. Scott Pullara, Esq.
                  Sherman & Howard L.L.C.
                  633 Seventeenth Street, Suite 3000
                  Denver, Colorado  80202

         In the case of the Shareholders to:

                  BACE Investments, LLC
                  1522 Blake Street
                  Denver, Colorado  80202

                  Black Diamond Capital, LLC
                  7101 LaVista Place, Suite 100
                  Niwot, Colorado  80503

         SECTION 13. DISPUTES. In the event of any disputes between the parties hereto as to the facts of default, the validity of the instructions contained herein or any other fact or matter relating to this Agreement, the Escrow Agent is instructed as follows:

                  a. No Obligation to Act. That it shall be under no obligation to act, except under process or order of court, or until it has been adequately indemnified to its full and complete satisfaction, and shall sustain no liability for its failure to act pending such process or court order or indemnification.

                  b. Interpleader. That it may, in its sole and absolute discretion, deposit the property described herein or so much thereof as remains in its hands with the then Clerk, or acting Clerk, of the District Court of the City and County of Denver, State of Colorado, and interplead the parties thereto, and upon so depositing such property and filing its complaint in interpleader it shall be relieved of all liability under the terms hereof as to the property so deposited and shall be entitled to recover in such interpleader action, from the other parties thereto, its reasonable attorney fees and related costs and expenses incurred in commencing such action and furthermore, the parties hereto for themselves, their successors and assigns do hereby submit themselves to the jurisdiction of said court and do hereby appoint the then Clerk, or acting Clerk, of said court as their Agent for the Service of all process in connection with such proceedings. The institution of any such interpleader action shall not impair the rights of the Escrow Agent as provided under the terms of this Agreement.

         SECTION 14. OTHER AGREEMENTS. The termination of this Escrow Agreement pursuant to Section 6 shall not affect any other agreement, contract, lock-up arrangement, etc., that the Company has executed with the Representative. Such other agreements shall continue in full force and effect pursuant to such agreement's terms.

         SECTION 15. COUNTERPARTS. This Escrow Agreement may be executed in counterparts, each of which shall be an original, but all of which together shall constitute one and the same Escrow Agreement. Facsimile signatures shall be accepted as original signatures for all purposes.

         SECTION 16. GOVERNING LAW. The validity, interpretation and construction of this Escrow Agreement and of each part hereof shall be governed by the laws of the State of Colorado.

         IN WITNESS WHEREOF, the Shareholders, the Company, the Representative and the Escrow Agent have executed this Escrow Agreement to be effective as of the day and year first above written.

                                            AMERICAN SECURITIES TRANSFER &
                                            TRUST, INC.

                                            By: /s/ Jennifer Owens
                                                --------------------------------
                                            Title: Corporate Trust Officer
                                                   -----------------------------

                                            By: /s/ Margo Ankele
                                                --------------------------------
                                            Title: Marketing Officer
                                                   -----------------------------


                                            PENTASTAR COMMUNICATIONS, INC.

                                            By: /s/ Craig J. Zoellner
                                                --------------------------------
                                            Title: President
                                                   -----------------------------


                                            SCHNEIDER SECURITIES, INC.

                                            By: /s/ Thomas J. O'Rourke
                                                --------------------------------
                                            Title: President
                                                   -----------------------------


                                            THE SHAREHOLDERS:

                                            BACE INVESTMENTS, LLC

                                            By: /s/ Craig J. Zoellner
                                                --------------------------------
                                                    Craig J. Zoellner



                                            BLACK DIAMOND CAPITAL, LLC

                                            By: /s/ Blair W. McNea
                                                --------------------------------
                                                    Blair W. McNea

                                    EXHIBIT A

                               TO ESCROW AGREEMENT

    NAME                                       TOTAL SHARES
    ----                                       ------------

    BACE INVESTMENTS, LLC                         140,000

    BLACK DIAMOND CAPITAL, LLC                     60,000